EXHIBIT 99.1
Dividend Reinvestment Plan
Followed by the Amendment

COMMUNITY TRUST BANCORP, INC.

Dividend Reinvestment Plan

I.	PURPOSE.

The purpose of this Dividend Reinvestment Plan (the “Plan”) of Community Trust Bancorp, Inc. (the “Company”) is to provide holders of the Company’s Common Stock, par value $5.00 per share (the “Shares”), with the opportunity to acquire additional Shares through reinvestment of their dividends without incurring brokerage fees, commissions, service charges or dealer markups.

II.	SHARES SUBJECT TO THE PLAN.

Shares issued pursuant to the terms and conditions of this Plan shall be the Company’s Common Stock authorized from time-to-time by the Board of Directors of the Company, including authorized and unissued Shares and Shares purchased on the open market.  To the extent that Shares purchased under the Plan are issued by the Company from its authorized and unissued shares, the Company will receive the proceeds of the sale thereof for working capital and other general corporate purposes.  To the extent Shares are purchased on the open market, the Company will receive no additional funds through the operation of the Plan.

III.	ADMINISTRATION.

The Company hereby appoints Community Trust Bank (the “Bank”) as agent to administer the Plan and make purchases of Shares under the Plan for the account of participants.  By executing this Plan below, the Bank hereby accepts its appointment as agent and agrees to the terms and conditions of the Plan set forth herein.  The Company reserves the right to remove the Bank as agent, to appoint a substitute agent or to assume the administration of the Plan itself at any time and without prior notice to Plan participants.  In the event an agent should resign or otherwise cease to act as agent or custodian of Shares under the Plan, the Company will make such other arrangements as it deems appropriate for administration of the Plan and custody of Shares purchased under the Plan.  An agent appointed by the Company under the Plan shall be required to send each participant a regular quarterly statement and an annual cumulative statement of his or her account under the Plan.  The agent will also serve as custodian of Shares purchased under the Plan.

IV.	ELIGIBILITY AND PARTICIPATION.

All holders of record of Shares of the Company are eligible to participate in the Plan.  A holder of record of the Company’s Shares may join the Plan by signing an authorization form, in the form of Exhibit A hereto (the “Authorization Form”), and returning it to the Bank.  Authorization Forms will be provided from time-to-time by mail to all shareholders and will also be available at any time upon request from the Company.  A shareholder whose Shares are registered in the name of a broker or nominee and who wishes to participate in the Plan may either (a) transfer Shares into his or her own name, or (b) make arrangements with his or her broker or nominee for enrollment in the Plan.  Participation in the Plan will begin on the first dividend record date after the Bank’s receipt of the participant’s Authorization Form.

The Authorization Form appoints the Bank as agent for the participant and directs the Company to pay the Bank cash dividends payable on Shares registered in the participant’s name and on whole and fractional Shares credited to the participant’s account under the Plan.  The Authorization Form also directs the Bank to purchase Shares with such dividends for the account of the Plan participant and to hold Shares so purchased for the participant’s account.

V.	TIMING OF PURCHASES; PURCHASE PRICE OF SHARES.

Funds will be invested on each regular cash dividend payment date (currently January 1, April 1, July 1 and October 1 of each year).  The price per Share to the participants for newly issued Shares shall be the last reported bid price, or if sale prices are reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last reported sale price of the Company’s Shares at the close of trading on the over-the-counter market as quoted by NASDAQ, provided however, that in no event shall Shares be issued for less than par value.  If no trading occurs in the Company’s Shares on a dividend payment date, the price per Share will be determined with reference to the next preceding date on which Shares were traded in the over-the-counter market.  Fractional Shares will be purchased for the account of participants, computed to three decimal places.  The Company may elect to have the Bank purchase stock in the open market.  If the Company so elects, the purchase price for the Plan will be the average of the actual market price for all Shares purchased for the Plan for that cash dividend payment date.  The Company will reimburse the Bank for any additional costs for such purchases.

VI.	REPORTS; CERTIFICATES.

Each participant shall receive a quarterly statement of his or her account, together with copies of any amendments to the Plan and any prospectus relating to the Plan.  Participants shall also be furnished a cumulative annual statement, including Internal Revenue Service information for reporting dividend income.  Either the Company or a participant (by written notice of the Bank) may elect to have certificates for any number of whole Shares credited to such participant’s account under the Plan furnished to the participant without affecting his or her participation in the Plan.  Certificates will be issued without charge to the participant.  No certificates shall be issued for fractional Shares.

VII.	WITHDRAWAL.

A participant may withdraw from the Plan by notifying the Bank in writing.  If a participant’s request to withdraw is received by the Bank before a dividend record date, the amount of the dividend which would have otherwise been applied for purchase of Shares on the related dividend payment date, and all subsequent dividends, will be paid to the shareholder in cash unless he or she re-enrolls in the Plan.  If the request for withdrawal is received on or after the record date but before the payment date for a cash dividend, Shares will be purchased for the participant’s account on the related dividend payment date.

If a participant withdraws from the Plan, or if the Company terminates the Plan, certificates for whole Shares credited to the participant’s account under the Plan will be issued to the participant, and a cash payment will be made to the participant for fractional Shares.  The cash payment for fractional Shares shall be based on the closing bid price of the Shares as reported by NASDAQ for the date the notice of withdrawal is processed or, in the event the Company terminates the Plan, the date designated by the Board of Directors as the termination date, provided, that if such date is not a trading day, the cash payment shall be based on the next preceding day that the Shares were traded and reported by NASDAQ.  An eligible shareholder may re-enroll and become a participant in the Plan at any time following withdrawal by following the procedures then in effect for enrollment in the Plan.

VIII.	CERTAIN CORPORATE CHANGES.

Any Shares distributed by the Company as a dividend on Shares (including fractional Shares) credited to a participant’s account under the Plan or upon any split of such Shares will be credited to participant’s account.  Stock dividends or splits distributed on all other Shares held by a participant and registered in his or her own name will be mailed directly to the participant.  In the event of any rights offering or the distribution of any securities of another issuer to or by the Company, rights or securities applicable to Shares credited to a participant’s account under the Plan shall be sold by the Bank and the net proceeds credited to the participant’s account under the Plan and applied to the purchase of Shares as soon thereafter as practicable or, if so directed by the Company, on the next cash dividend payment date.  However, a participant who desires personally to receive such rights or securities may request, by written notice to the Bank given at least 10 days prior to the record date for the issuance of any such rights or securities, that the whole Shares credited to the participant’s account be registered in the participant’s name.

IX.	VOTING OF SHARES.

A participant shall be entitled to vote Shares held in his or her account to the same extent that the participant is entitled to vote Shares registered in the participant’s name.  Each participant shall receive a single proxy card covering the total number of Shares held by the participant, including both Shares registered in the participant’s name and the whole and fractional shares credited to the participant’s account.

X.	SALE OF SHARES.

Upon a participant’s written request, the Bank shall sell any number of whole Shares in the participant’s Plan account as directed by the Participant in the written request.  At a participant’s request, the Bank will attempt to sell fractional Shares in the participant’s Plan account.  If sale of fractional Shares is not reasonably practical or economically feasible, the Company or the Bank may direct that the participant receive a cash payment for the fractional Shares requested to be sold, based on the closing price of the Shares as reported by NASDAQ for the date the request for sale of fractional Shares is processed by the Bank.  The participant will be responsible for all commissions, brokerage fees and similar transaction costs incurred in connection with sales of Shares effected by the Bank at the participant’s request.  The Bank will pay to the participant the net proceeds (aggregate selling price less transaction costs) of sales of Shares effected by the Bank, or if applicable, the cash payment for fractional Shares requested to be sold.

XI.	RESPONSIBILITY OF COMPANY AND THE BANK.

In administering the Plan, neither the Company, the Bank nor any agent of either of them will be liable for any act done in good faith or for any omission to act which is in good faith.  The Company does not warrant or represent that participants will recognize a profit or will not incur a loss on Shares purchased under the Plan.  The expense of operation of the Plan shall be borne by the Company.

XII.	INTERPRETATION; AMENDMENT; TERMINATION.

The Board of Directors of the Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operations and subject to the applicable laws and regulations, and any interpretation by the Company shall be final.  The Board of Directors of the Company further reserves the right to suspend, amend or terminate the Plan at any time.  Participants shall be notified in writing of any suspension, amendment or termination of the Plan.

XIII.	EFFECTIVE DATE.

The Plan shall become effective immediately upon the date that the Company’s registration statement filed with the Securities and Exchange Commission on Form S-3 becomes effective.

COMMUNITY TRUST BANCORP, INC. AUTOMATIC DIVIDEND

REINVESTMENT PLAN AUTHORIZATION FORM

DO NOT RETURN THIS FORM UNLESS YOU WISH TO

PARTICIPATE IN THE PLAN

Please enroll me in the Automatic Dividend Reinvestment Plan of Community Trust Bancorp, Inc. as indicated on this Authorization Form.

___________________________________________
Signature

___________________________________________
Signature

All registered holders must sign name exactly as shown on their stock certificates.

___________________________________________
TAX I.D. (SS #)

___________________________________________
DATE

Mail to:

Community Trust Bank

346 North Mayo Trail

Pikeville, Kentucky 41501

Attn: Marilyn Justice, Dividend Reinvestment Dept.

THIS IS NOT A PROXY

Completion of this form directs the Company or its agent to pay to Community Trust Bank for reinvestment in additional Shares of Common Stock all cash dividends on all Shares of Common Stock now or hereafter registered in your name, as well as cash dividends on all Shares of Common Stock credited to your account under the Plan and appoints Community Trust Bank your agent to receive apply your cash dividends in accordance with the Plan and to act as custodian of shares of Common Stock purchased and held for your account under the Plan.

Your participation is subject to the terms of the Prospectus describing the Plan.  You may withdraw or change your election by notifying Community Trust Bank in writing.

Please address all inquiries concerning the Plan to Community Trust Bank, 346 North Mayo Trail, Pikeville, Kentucky 41501, Attn: Marilyn Justice, Dividend Reinvestment Department.

EXHIBIT A

COMMUNITY TRUST BANCORP, INC.
Amendment to Dividend Reinvestment Plan
Dated December 20, 2013

This Amendment to the Dividend Reinvestment Plan (the “Plan”) of Community Trust Bancorp, Inc. (the “Company”) was approved and adopted by the Board of Directors of the Company on December 20, 2013, to: (i) reflect the appointment of the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge” or the “Agent”) as the Company’s agent to administer the Plan and make purchases and sales of shares of the Company’s common stock (“Shares”) for the accounts of Plan participants; and (ii) make updates to certain provisions of the Plan.  All other provisions of the Plan shall remain in full force and effect.

A.  Substitute Agent. References throughout the Plan to the “Bank” or the “Agent” shall refer to Broadridge, unless and until Broadridge resigns as Agent or is replaced in such capacity in accordance with the provisions of Section III of the Plan.

B.  Authorization Form.  References to the “Authorization Form” in the Plan shall mean an authorization form substantially in the form attached to this Amendment as Exhibit I, or such other authorization form(s) as shall be approved by the Company from time to time.  Authorization Forms may be submitted to the Agent by mail or online.

C.  No Reinvestment of Dividends with Respect to Restricted Shares.  Notwithstanding anything to the contrary in the Plan, cash dividends paid by the Company with respect to a “restricted share” issued by the Company pursuant to any stock incentive or benefit plan of the Company shall not be eligible for reinvestment in Shares under the Plan.  At such time, if ever, as the restrictions on such restricted share expire or are otherwise no longer applicable, any cash dividends thereafter paid with respect to such share shall be eligible for reinvestment pursuant to the terms and conditions of the Plan.

D.  Payment for Fractional Shares upon Withdrawal from the Plan.  Section VII of the Plan is revised in this entirety to read as follows:

“A participant may withdraw from the Plan by notifying the Agent in writing.  If a participant withdraws from the Plan, or if the Company terminates the Plan, whole Shares credited to the participant’s account under the Plan will be issued to the participant and a cash payment will be made to the participant for fractional Shares.  The cash payment for fractional Shares shall be based on the closing price of the Shares.  An eligible shareholder may re-enroll and become a participant in the Plan at any time following withdrawal by following the procedures then in effect for enrollment in the Plan.”

E.  Sale of Shares.   Section X of the Plan is revised to read in its entirety as follows:

“Upon a participant’s written request, the Agent shall sell any number of whole Shares in the participant’s Plan account as directed by the participant in the written request.  At a participant’s request, the Agent will attempt to sell fractional Shares in the participant’s Plan account.  If sale of fractional Shares is nor reasonably practical or economically feasible, the Company or the Agent may direct that the participant receive a cash payment for the fractional Shares requested to be sold, based on the closing price of the Shares.  The participant will be responsible for all commissions, brokerage fees and similar transaction costs incurred in connection with sale of Shares effected by the Agent at the participant’s request. The Agent will pay to the participant the net proceeds (aggregate selling price less transaction costs) of sales of Shares effected by the Agent, or if applicable, the cash payment for fractional Shares requested to be sold.”

F.   Notice of Suspension; Amendment; Termination.  The last sentence of Section XII shall be revised to read as follows: “Participants shall be notified in writing within 30 days of any suspension, amendment or termination of the Plan.”

G.  References to NASDAQ.  For purposes of the Plan, references to the “last reported sales price,” the “closing bid price” or “closing price” of the Company’s Shares on NASDAQ shall mean the closing sale price as reported on the NASDAQ Global Select Market.

This Amendment was approved by the Company’s Board of Directors and became effective on December 20, 2013.

COMMUNITY TRUST BANCORP, INC. DIVIDEND

REINVESTMENT PLAN AUTHORIZATION FORM

DO NOT RETURN THIS FORM UNLESS YOU WISH TO

PARTICIPATE IN THE PLAN

Please enroll me in the automatic Dividend Reinvestment Plan of Community Trust Bancorp, Inc. as indicated on this Authorization Form.

___________________________________________
Signature

___________________________________________
Signature

All registered holders must sign name exactly as shown on their stock certificates or book-entry account.

___________________________________________
TAX I.D. (SS #)

___________________________________________
DATE

Submit to:

Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717
THIS IS NOT A PROXY

Completion of this form: (i) directs the Company or its agent to pay to Broadridge Corporate Issuer Solutions, Inc. (the “Agent”) for reinvestment in additional shares of the Company’s Common Stock all cash dividends on all eligible shares of Common Stock now or hereafter registered in your name, as well as cash dividends on all shares of Common Stock credited to your account under the Plan; and (ii) appoints the Agent to receive and apply your cash dividends in accordance with the Plan and to act as custodian of shares of Common Stock purchased and held for your account under the Plan.

Your participation is subject to the terms of the Plan and the Prospectus describing the Plan.  You may withdraw or change your election by notifying the Agent in writing.

Please address all inquiries concerning the Plan to either the Corporate Secretary, Community Trust Bancorp, Inc., P.O. Box 2947, Pikeville, Kentucky 41501, or the Agent.  You may contact the Agent as shown below:

Written communications: P.O. Box 1342, Brentwood, NY 11717
E-mail: shareholder@broadridge.com
Internet: http://shareholder.broadridge.com/communitytrustbancorp
Toll-free telephone: 866-202-3034
International toll telephone: 720-358-3637

EXHIBIT I